UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2003

LIONS GATE INVESTMENT LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

0-32523

(Commission File Number)

98-0222710

(I.R.S. Employer Identification Number)

P.O. Box 86020

2106 - 33rd Avenue, S.W.

Calgary, Alberta   T2T 1Z0  Canada

(Address of principal executive offices, including zip code)

(403)606-7696

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 3, 6, 8, 9, 10, 11 and 12 are not applicable and are omitted from this report.

Item 4.  Changes in Registrant's Certifying Accountant

Lions Gate Investment Limited (the "Registrant") has engaged new auditors as its independent accountants to audit its financial statements.  The Registrant’s Board of Directors approved the change of accountants to Moore Stephens Ellis Foster effective on July 15, 2003.

During the period March 10, 2003 to July 15, 2003, there were no disagreements with the Registrant's former auditors, Dohan & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Registrant has provided Dohan & Company, P.A. with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish the Registrant with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by Dohan & Company, P.A., dated July 17, 2003, is attached to this Form 8-K as an exhibit.

The Registrant has engaged the firm of Moore Stephens Ellis Foster as of July 15, 2003.  During the period March 10, 2003 to July 15, 2003, Moore Stephens Ellis Foster was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements.  During the period March 10, 2003 to July 15, 2003, Moore Stephens Ellis Foster did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 5.  Other Events and Regulation FD Disclosure

On July 15, 2003, Mr. Keith Ebert re-joined the Company's board of directors.  Mr. Ebert was formerly a director of the Company during the period October 30, 1999 to July 1, 2002.

Item 7.  Exhibits

(16)

Letter re:  Change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE INVESTMENT LIMITED

Per:

/s/Keith Ebert

Keith Ebert, C.F.O. Secretary and Director